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[LOGO]
iVillage Inc
The Women's Network

FOR IMMEDIATE RELEASE

              iVillage Reports First Quarter 2000 Financial Results
                 Revenue Increases 221% Over First Quarter 1999
              Results Reflect Significant Decline in EBITDA Losses

New York, NY - April 26, 2000 - iVillage Inc. (Nasdaq: IVIL), operator of iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage), today announced financial results for the first quarter ended March 31, 2000.

iVillage's net revenues increased 221% to $20.8 million for the first quarter of 2000 compared to net revenues of $6.5 million for the first quarter of 1999. Net revenues in the first quarter increased 8% over fourth quarter 1999 revenues of $19.3 million. iVillage reported media revenues of $17.6 million for the first quarter 2000, an increase of 8% over fourth quarter 1999 media revenues of $16.3 million. Commerce revenues in the first quarter were $3.2 million, an increase of 7% over commerce revenues of $3.0 million in the fourth quarter 1999. Commerce currently represents 15% of iVillage's total revenues.

Membership increased 218% to approximately 4.9 million for the first quarter of 2000, from 1.6 million for the first quarter of 1999 and an increase of 18% over
4.2 million at the end of the fourth quarter 1999. Newsletter subscribers in the first quarter increased 10% to 12 million, over the fourth quarter of 1999. During the month of March, iVillage issued 89 million member requested newsletters, a 36% increase over December 1999, demonstrating the increased activity and involvement of members and users.

Based on a custom report run by Media Metrix(1) (summary report is attached), for the month of March 2000, iVillage had a reach of 9.6%. Traffic to iVillage.com grew 72% to 155 million average monthly page views during the first quarter of 2000, compared to the first quarter of 1999, and 13% over the fourth quarter of 1999. Additionally, iVillage.com was ranked 14th in new user growth from March 1999 to March 2000.

"This is our fifth quarter as a public company and once again we are delivering above expectations on all measures: revenue, traffic and member growth and reduced EBITDA losses," said Candice Carpenter, Chief Executive Officer of iVillage Inc.

iVillage reported an EBITDA loss of approximately $14.3 million for the quarter ended March 31, 2000, a 25% decline from an EBITDA loss of $19.0 million for the quarter ended December 31, 1999. EBITDA loss for the comparable year-ago quarter was $15.0 million. The Company expects continued EBITDA improvement going forward.

----------

(1) Given that there are several Web measurement services, iVillage believes in showing the fullest representation of Web measurement indices (see the attached chart).




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Net loss for the first quarter was $25.2 million, or a net loss per share of
$0.85, compared to a net loss of $29.9 million for the fourth quarter, or a net loss per share of $1.04. Net loss for the same period one year ago was $17.6 million or a pro forma net loss per share of $0.96. At the end of the first quarter 2000, iVillage had $93.2 million in cash, cash equivalents and restricted cash on its balance sheet.

"This quarter brings strong demonstration of the leverage and scalability of our model," said Ms. Carpenter. "Specifically, we launched three channels with multi-million dollar sponsorships in place prior to their launch, achieving an attractive return on our spending from day one. Working Diva serves the needs of the 75% of our members who work; we launched the Garden channel with a multi-million dollar commitment from Garden.com; and the beauty channel was launched in partnership with Unilever."

"We are also pleased today to announce an expanded agreement with AOL, in which Astrology.com will have an anchor tenancy in the new horoscopes area on AOL, launching later this Spring," continued Ms. Carpenter. "We will be providing daily content to this new area, which will offer daily horoscopes, tools to test compatibility, as well as weekly features from iVillage Astrologer Kelli Fox. We are very excited about this deal, as it provides additional opportunities for traffic generation and continues to deepen our AOL relationship."

During the first quarter, iVillage signed 4 sponsorship agreements over $1 million, including deals with Unilever, Kimberly Clark and American Blind & Wallpaper. Revenue per thousand page views in the first quarter increased 83% to $44, up from $24 in the same period in 1999.

In the first quarter of 2000, iVillage continued to be in the top 25 ranking for monthly page views per visit and length of stay among the top 50 Web sites. In March, iVillage ranked 12th out of the top 50 sites in minutes spent per month, 5th in pages per visitor in a day, and 8th in minutes spent per day.

"Our branding campaign continues to show positive results, as our aided brand awareness is 67% among women, and we were recently named one of the top 20 Internet brands by Corporate Branding LLC," continued Ms. Carpenter. "We have also continued to develop promotional opportunities for our members and have seen fantastic results. We reinforced our relationship with NBC through a unique on-air/online promotional partnership, `Be The Star That You Are.' The promotion, which ended on April 24, offered one grand-prize winner a trip to Hollywood and a walk-on role on the hit drama series, `Providence.' This has been our most successful sweepstakes to date, with over 700,000 entries."



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About iVillage.com: The Women's Network

iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage) is the leading women's network online providing practical solutions and everyday support for women between the ages of 25 and 54. iVillage.com is organized into branded communities that focus on issues of most importance to women and provide interactive services, peer support and online access to experts through 16 content channels and several shopping areas. Content channels include allHealth, Astrology, Beauty, Book Club, Click!: Where Computers Make Sense, Diet & Fitness, Food, Garden, MoneyLife, ParentsPlace, Parent Soup, Pets, Relationships, Travel, Work from Home and Working Diva, and are complemented by stores such as iBaby and iMaternity, Shopping Central, and PlusBoutique. Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is a new media company, recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, and (iv) the impact of recent and future acquisitions on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      # # #

Contacts:

Media:

iVillage                   The Abernathy MacGregor Group
Jason Stell                Carl Fischer
212-206-3141               212-371-5999
jason@mail.ivillage.com    crf@abmac.com

Analysts and Investors:

iVillage                   The Abernathy MacGregor Group
Barbara Coffey             Carina Thate
917-326-4193               212-371-5999
bcoffey@mail.ivillage.com  cct@abmac.com


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                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                                             Three months ended March 31,
                                                                             ----------------------------
                                                                                  2000            1999
                                                                             -------------    -----------
                                                                                      (Unaudited)
Revenues:
   Advertising, sponsorship and other                                             $ 17,561    $  4,690
   Commerce, net                                                                     3,201       1,774
                                                                                  --------    --------
        Total revenues                                                              20,762       6,464

   Cost of revenues                                                                  9,238       5,081
                                                                                  --------    --------

   Gross margin                                                                     11,524       1,383
                                                                                  --------    --------


Operating expenses:
   Product development and technology                                                1,889       1,724
   Sales and marketing                                                              13,521       7,953
   Sales and marketing - NBC expenses                                                3,292       3,106
   General and administrative                                                        7,126       3,636
   Depreciation and amortization                                                    12,583       2,854
                                                                                  --------    --------

        Total operating expenses                                                    38,411      19,273
                                                                                  --------    --------

        Loss from operations                                                       (26,887)    (17,890)

Interest income, net                                                                 1,558         330
Other income (expense), net                                                            161        --
                                                                                  --------    --------

        Net loss                                                                   (25,168)    (17,560)
                                                                                  ========    ========

Preferred stock deemed dividend                                                       --       (23,612)

Net loss attributable to common stockholders                                      $(25,168)   $(41,172)
                                                                                  ========    ========

Basic and diluted net loss per share attributable to common
    stockholders                                                                  $  (0.85)   $  (7.51)
                                                                                  ========    ========

Weighted average shares of common stock outstanding
    used in computing basic and diluted net loss per share                          29,630       5,483
                                                                                  ========    ========

Pro forma basic and diluted net loss per share excluding
    deemed dividend                                                                           $  (0.96)
                                                                                              ========
Weighted average shares of common stock outstanding
  used in computing pro forma basic and diluted net loss
  per share excluding deemed dividend                                                           18,295
                                                                                              ========

Other supplemental information:
  EBITDA loss                                                                     $(14,304)   $(15,036)
                                                                                  ========    ========
  EBITDA loss without NBC expenses                                                $(11,012)   $(11,930)
                                                                                  ========    ========

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                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)


                                                       March 31,    December 31,
                                                         2000           1999
                                                       --------     ------------
                                                     (Unaudited)
                     ASSETS:
Current assets:
   Cash and cash equivalents                           $ 83,016       $106,010
   Restricted cash                                          953          1,495
   Accounts receivable, net                               3,616          6,620
   Inventory                                              1,955          2,332
   Other current assets                                   5,037          3,193
                                                       --------       --------
         Total current assets                            94,577        119,650

Restricted cash                                           9,250           --
Fixed assets, net                                        10,562         10,017
Goodwill and intangible assets, net                     164,051        175,143
Other assets                                              4,573          7,938
                                                       --------       --------
         Total assets                                  $283,013       $312,748
                                                       ========       ========


              LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
   Accounts payable and accrued expenses               $ 14,592       $ 16,216
   Deferred revenue                                      12,260         12,682
                                                       --------       --------
         Total liabilities                               26,852         28,898
                                                       --------       --------

Commitments and contingencies

Stockholders' equity                                    256,161        283,850
                                                       --------       --------
         Total liabilities and stockholders' equity    $283,013       $312,748
                                                       ========       ========

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                                  iVillage Inc.
                 Income Statement ($ in Million except for EPS)

                                                                                               ==========
                                                  Mar-99      Jun-99      Sep-99       Dec-99       FY 99           Mar-00
Revenue
  Advertising, Sponsorship & Other                 4.690       5.994       8.209       16.285      35.178           17.561
  % of total Rev.                                     73%         74%         77%          85%         79%              85%
  Commerce                                         1.774       2.114       2.516        2.979       9.383            3.201
  % of total Rev.                                     27%         26%         23%          15%         21%              15%
                                            -------------------------------------------------------------------------------
 Total Revenue                                     6.464       8.108      10.725       19.264   44.561134           20.762
Growth q-q                                            10%         25%         32%          80%                           8%
Growth Y/y                                           194%        207%        150%         227%        197%             221%

Cost of Revenues                                   5.082       4.422       6.078        7.204      22.786            9.238
                                            -------------------------------------------------------------------------------
Gross Profit                                       1.382       3.686       4.647       12.060      21.775           11.524
Gross Margin                                          21%         45%         43%          63%         49%              56%

Product Development & Technology                   1.724       1.405       1.551        1.645       6.325            1.889
  % of Revenues                                       27%         17%         14%           9%         14%               9%
Sales and Marketing                               11.059      12.562      19.636       24.547      67.804           16.813
  % of Revenues                                      171%        155%        183%         127%        152%              81%
General and Administrative                         3.636       3.340       3.681        5.001      15.657            7.126
  % of Revenues                                       56%         41%         34%          26%         35%              34%
Depreciation and Amortization                      2.854       4.665       9.250       12.543      29.312           12.583
  % of Revenues                                       44%         58%         86%          65%         66%              61%
                                            -------------------------------------------------------------------------------
Total Operating Expenses                          19.273      21.972      34.117       43.736     119.098           38.411
  % of Revenues                                      298%        271%        318%         227%        267%             185%

Loss from Operations                             (17.890)    (18.286)    (29.471)     (31.677)    (97.323)         (26.887)

Interest Income (Expense) & Other                  0.330       1.182       0.937        1.636       4.085            1.558
Other                                                                      0.129        0.109       0.238            0.161

                                            -------------------------------------------------------------------------------
Net loss                                         (17.560)    (17.104)    (28.405)     (29.932)    (93.000)         (25.168)
  Preferred Div                                  (23.612)                                         (23.612)
Net Loss Attributed to Common                    (41.172)    (17.104)    (28.405)     (29.932)   (116.612)         (25.168)

 EPS                                             $ (2.25)    $ (0.72)    $ (1.12)     $ (1.04)    $ (5.59)         $ (0.85)
 Shares out                                       18.295      23.728      25.430       28.660      20.851           29.630

Additional Financial Information
Revenue from Barter                                0.841       0.855       0.800        0.829       3.325            0.808
  % of Revenues                                       13%         11%          7%           4%          7%               4%
Sales and Marketing related to NBC                 3.106       4.466       4.605        5.289      17.466            3.292
EBITDA                                           (15.036)    (13.621)    (20.092)     (19.025)    (68.011)         (14.304)
EBITDA - excluding NBC                           (11.930)     (9.155)    (15.487)     (13.736)    (50.546)         (11.012)

Balance Sheet and Other Highlights
 Cash & Equivalents (in millions)                 100.52       85.28       62.08       107.50                        93.20
Average quarterly pageview (in 000)*                  90         102         116          137                          155
  Revenues/average quarterly PV *                $ 23.97     $ 26.57     $ 30.82      $ 46.87                      $ 44.65
  % of pageviews from AOL                             28%         24%         21%          14%                          13%
Member & Member equivalents (mill)*                1.555       1.998       2.688        4.198                        4.942
 Subscriptions (millions)*                           7.7         8.5        11.4         10.9                         11.9
 Number of Message Boards (000)*                    1.67        1.80        1.91         1.92                         1.94
 Number of Community Hosts (000)*                   1.34        1.61        1.69         2.15                         2.08
 Number of deals >$1 million*                          1           1           6           13                            4

                                                                                               ==========

*    Unaudited data

Prior periods reclassified to conform with current quarter presentation


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Summary Statistics For iVillage - for March 2000


                                               -------------------------------------------------------------------------------------
                                                 Media Metrix     Media Metrix       Nielsen/         PC Data        Doubleclick*
                                                Digital Media    Digital Media      NetRatings         Online           DART
                                                  Syndicated         Custom         Syndicated       Syndicated      Proprietary
                                                    Report           Report           Report           Report          Report
------------------------------------------------------------------------------------------------------------------------------------
Unique Visitors (000)                                5,756            7,353            4,196            6,963           8,434
------------------------------------------------------------------------------------------------------------------------------------
% Reach                                                7.5%             9.6%             5.1%            10.3%
------------------------------------------------------------------------------------------------------------------------------------
Property Rank                                           36                                41               42
------------------------------------------------------------------------------------------------------------------------------------

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Number of Pages per Visitor per Month                 18.3                              19.0             44.8
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Rank within top 50 sites                                12                                25               26
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Minutes Spent per Usage Month                         22.6             23.4             16.0             20.0
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Rank within top 50 sites                                12                                20               20
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

*Doubleclick data is unaudited

What the third-party audience measurement services measure

                                               -------------------------------------------------------------------------------------
                                                 Media Metrix     Media Metrix       Nielsen/         PC Data        Doubleclick
                                                Digital Media    Digital Media      NetRatings         Online           DART
                                                  Syndicated         Custom         Syndicated       Syndicated      Proprietary
                                                    Report           Report           Report           Report          Report
------------------------------------------------------------------------------------------------------------------------------------
WWW U.S. home use                                     X                X                X                X                X
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WWW U.S. work use                                     X                X                                                  X
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WWW Int'l home use                                                                                                        X
------------------------------------------------------------------------------------------------------------------------------------
WWW Int'l work use                                                                                                        X
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AOL Proprietary U.S. home use                         X                X                                 X
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AOL Proprietary U.S. work use                         X                X
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AOL Proprietary U.S. home use (adds iVillage
message boards and chats)                                              X
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AOL Proprietary U.S. work use (adds iVillage
message boards and chats)                                              X
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Other Commercial Online Services
(CompuServe, Prodigy) and Off-line Ad-
Supported Digital Applications (Juno, ICQ,
Pointcast, etc.)                                      X                X
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